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                                                                     Exhibit 3.4

                          BYLAWS OF MICHAEL FOODS, INC.
                        (AS AMENDED THROUGH JUNE 5,1996)

                                    ARTICLE 1
                                    OFFICES

      Section 1.1. Offices. The registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle. The principal office of the Company shall be in the City of Minneapolis, State of Minnesota. The Company shall also have offices or agencies at such other places as the Board of Directors from time to time may designate or as the business of the Company may require.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

      Section 2.1. Place of Meeting. Meetings of the stockholders shall be held in the City of Minneapolis, Minnesota, or such other place as the Board of Directors from time to time may designate.

      Section 2.2. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may be properly brought before the meeting shall be held at such time and place as shall from time to time be designated by the Board of Directors, on or before the last day of September in each year.

      Section 2.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called to be held at any time by the Chairman of the Board, the President, or a majority of the members of the Board of Directors then in office. Special meetings shall be called upon the written request, addressed to the Chairman of the Board, the President or the Secretary of the Company, of holders of record of not less than twenty percent (20%) of the total number of shares of stock outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 2.4. Notice of Meetings. Written or printed notice of the time and place of each annual meeting of stockholders, and of the time, place and purpose or purposes of each special meeting of stockholders, shall be given by the Secretary, either personally or by mail, to each stockholder entitled to vote at such meeting, not less than ten or more than sixty days before the date of the meeting.

      If mailed, the notice of an annual or special meeting of stockholders shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to each stockholder entitled to vote at such meeting at his address as appears on the stock records of the Company.
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      If any meeting of the stockholders is adjourned to another time and place, no notice of such adjourned meeting need be given, other than by announcement at the meeting at which such adjournment is taken.

      Notice of the time, place and purpose or purposes of any meeting of the stockholders may be waived in writing by any stockholder either before or after the meeting, and any such waiver shall be filed with the Secretary or entered upon the records of the meeting. Whenever all of the stockholders shall consent in writing to the holding of a meeting, such meeting shall be valid without call or notice.

      Section 2.5. Quorum and Adjournment. At any meeting of the stockholders, the holders of record of a majority of the total number of outstanding shares of stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes, provided that at any meeting at which the holders of any series or class of stock shall be entitled, voting as a class, to elect directors, the holders of record of a majority of the total number of outstanding shares of such series or class, present in person or represented by proxy, shall constitute a quorum for the purpose of such election.

      If a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting shall be sufficient for the transaction of any business, unless otherwise provided by law or by the Certificate of Incorporation.

      In the absence of a quorum at any meeting, the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, unless the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

      Section 2.6. Organization. The Chairman of the Board, or in his absence, the President, or in his absence, the Vice Presidents in the order determined by the Board of Directors, or, if all of such officers are absent, a stockholder chosen by the holders of a majority in number of shares of stock present in person or represented by proxy, shall act as chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the chairman, shall act as secretary of the meeting.

      Section 2.7. Voting. At each meeting of the stockholders, each holder of shares of stock of any series or class entitled to vote at such meeting shall, as to all matters in respect of which such stock has voting power, be entitled to vote in person or by proxy appointed by an instrument in writing signed by such stockholder or by a duly authorized attorney and, except as otherwise provided by law, shall have one vote for each share of stock standing in his name on the books of the Company upon each matter submitted to a vote at the


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meeting. All proxies shall be in writing and shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be voted after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period.

      The vote upon the election of directors and, upon demand of any stockholder, the vote upon any matter submitted to a vote at a meeting of the stockholders, shall be by ballot.

      Prior to each meeting of stockholders, the Board of Directors shall appoint two Inspectors who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count, and report to the meeting the votes cast on all matters submitted to a vote at such meeting. In the case of failure of the Board of Directors to make such appointments or in the case of failure of any Inspector so appointed to act, the chairman of the meeting shall make such appointments or fill such vacancies.

                                   ARTICLE 3
                               BOARD OF DIRECTORS

      Section 3.1. General Powers. The business, property, and affairs of the corporation shall be managed under the direction of its Board of Directors.

      Section 3.2. Number, Tenure and Vacancies. The number of directors shall be as fixed from time to time by resolution adopted by the Board, but shall in no event be less than three. Each director shall hold office during the term for which he shall have been elected and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

      Section 3.3. Vacancies. If any vacancy shall occur in the Board of Directors, the remaining directors though less than a quorum by affirmative vote of a majority thereof shall elect a director to fill such vacancy until the next annual meeting of the stockholders, and each director so elected shall hold office until his successor is elected and qualified.

      Section 3.4. Resignations. Any director may resign at any time by giving written notice to the Chairman of the Board, the President or to the Secretary of the Company. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

      Section 3.5. Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine.


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      Section 3.6. Annual Meeting. A meeting of the Board of Directors, to be known as the annual meeting, shall be held without notice immediately after, and at the same place as, the meeting of the stockholders at which such Board of Directors is elected, for the purpose of electing the officers of the Company and any committees of the Board of Directors, to be elected under the provisions of Articles 4 and 5.

      Section 3.7. Regular Meetings. Regular meetings of the Board of Directors shall be held at least once quarterly at such time and place as may be set forth in the notice calling said meeting. Such meetings shall be called in the same manner as provided for the calling of a special meeting.

      Section 3.8. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by the President, and shall be called by the Secretary upon the written request of one-third or more of the directors then in office. Any such special meeting may be held at such place as shall be specified in the call, but if no place is specified, then at the principal office of the Company in the City of Minneapolis, Minnesota.

      Section 3.9. Notices. Written or telegraphic notice of each special meeting shall be given by the Secretary to each director, by personal delivery or by mail or telegram addressed to him at his usual business address, at least two days prior to the meeting in case of notice by telegram or by personal delivery, which notice shall specify the purpose or purposes of such special meeting. Any director may waive notice of any meeting, and the attendance of a director at any meeting shall constitute a waiver of notice of such meeting. No business shall be transacted at any special meeting except such as shall have been specified in the notice of waiver thereof.

      Section 3.10. Organization. Unless the Board of Directors shall by resolution otherwise provide, the Chairman of the Board, or in his absence, the President, or in his absence, a Vice President designated by the Board of Directors, or if all such officers are absent, a director chosen by a majority of the directors present, shall act as chairman at all meetings of the Board of Directors; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, such person as may be designated by the Chairman, shall act as secretary at all such meetings.

      A majority of the directors in office at the time shall constitute a quorum necessary for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors a quorum is not present, a majority of the Directors present may adjourn the meeting from time to time.

      Section 3.11. Action Without a Meeting. Any action that might be taken at a meeting of the Board of Directors may be taken without a meeting upon the signed concurrence in writing of all the directors.


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      Section 3.12. Compensation of Directors. Each Director, as such, shall be entitled to receive reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Company, and to compensation fixed by the Board of Directors from time to time.

                                    ARTICLE 4
                                   COMMITTEES

      Section 4.1. Appointment of Committees. The Board of Directors from time to time may appoint from among its members such committees as the Board may determine, which shall in each case consist of not less than two (2) directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. Each member of any such committee shall be entitled to receive reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Company, and to such compensation as may be fixed from time to time by the Board of Directors.

      A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval of the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

      Section 4.2. Executive Committee. The Board of Directors may, in its discretion, by majority vote of the whole Board, elect annually from the directors an Executive Committee, consisting, in addition to the Chairman of the Board and the President, who shall be members ex officio, of such a number of directors, not less than three nor more than five, as from time to time shall be prescribed by the Board of Directors; and may change the membership of, fill vacancies in, or dissolve such Committee. Unless otherwise provided by resolution of the Board of Directors, the Executive Committee shall have and may exercise the powers of the Board of Directors when it is not in session, except such powers as may not be delegated pursuant to the Delaware General Corporation Law and except action in respect of dividends to stockholders, election of officers or the filling of vacancies in the Board of Directors or the Executive Committee. Among its powers, the Executive Committee shall have power to authorize the seal of the Company to be affixed to all papers which may require it.

      The Executive Committee shall elect a Chairman to serve for such term as it may determine, shall determine its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the Committee shall be reported to the Board of Directors at the next meeting of the Board. At each meeting of the Committee, the presence of a majority of the Committee shall be necessary to constitute a quorum for


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the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action thereat.

      Each member of the Executive Committee shall be entitled to receive reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Company, and to such compensation as may be fixed from time to time by the Board of Directors.

                                    ARTICLE 5
                                    OFFICERS

      Section 5.1. Officers. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, all of whom shall be elected by the Board of Directors.

      The Board of Directors may elect or appoint such other officers and agents as it shall deem necessary or as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe from time to time. The President shall have authority to appoint any officers, agents or employees other than those elected or appointed by the Board of Directors, and to prescribe their authority and duties, which may include the authority to appoint subordinate officers, agents or employees, but, as to major executive officers, such appointments shall be with the advice and consent of the Executive Committee.

      Any two or more offices, except those of President and Vice President, and President and Secretary, may be held by the same person, but no officers shall execute, acknowledge or verify any instrument in more than one capacity.

      In case of the election of more than one Vice President, the Board of Directors may determine the rank of the respective Vice Presidents, by designating them as First Vice President, Second Vice President, and so on, or in any other manner authorized by the Board of Directors.

      Section 5.2. Term of Office. Each officer elected or appointed by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor is elected. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officers, agents or employees not elected or appointed by the Board of Directors shall hold office at the discretion of the President or of the officer appointing him.

      Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President or Secretary, or to the officer appointing him. Any such resignation shall take effect at the date of the receipt of such notice or at any later


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time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5.4. Vacancies. A vacancy in any office caused by the death, resignation, removal or disqualification of the person elected or appointed thereto, or by any other cause, shall be filled for the unexpired portion of the term in the same manner as prescribed in these Bylaws for regular election or appointment to such office. In case of the absence or disability or refusal to act of any officer of the Company, or for any other reason that the Board of Directors shall deem sufficient, the Board may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer or to any director.

      Section 5.5. The Chairman of the Board. The Chairman of the Board shall be elected from among the directors of the Company. He shall, when present, preside as Chairman of all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall advise with the President concerning the affairs of the Company, the preparation of the Annual Budget and on matters of general policy affecting the business and operation of the Company, and, in addition, shall have such other authority and perform such other duties as the Board of Directors or the Executive Committee may from time to time prescribe. He shall be ex officio a member of the Executive Committee and may call meetings of the Executive Committee when he deems it necessary, and shall call meetings of the Executive Committee when requested to do so by two or more of the members thereof.

      Section 5.6. The President. The President shall be elected from among the directors of the Company. He shall have general charge, control, and supervision over the management and direction of the business, property, and affairs of the Company, subject to the control and direction of the Board of Directors. He shall consult with the Chairman of the Board concerning the affairs of the Company, the preparation of the Annual Budget and on matters of general policy affecting the business and operation of the Company. He shall be ex officio member of the Executive Committee.

      The President is authorized to sign, execute and acknowledge, in the name and on behalf of the Company, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, leases, reports, and other documents and instruments, except where the signing and execution thereof by some other officer, agent or representative of the Company shall be expressly authorized and directed by law or by the Board of Directors or by these Bylaws. Unless otherwise provided by law or the Board of Directors, the President may authorize any officer, employee or agent of the Company to sign, execute and acknowledge, in the name and on behalf of the Company and in this place and stead, all such documents and instruments. The President shall have such other powers and perform such other duties as are incident to the office of President and as from time to time may be prescribed by the Chairman or the Board of Directors.

      Section 5.7. The Vice Presidents. In the absence of the President or during his disability or refusal to act, his powers and duties shall temporarily devolve upon such one


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of the Vice Presidents as shall be designated by the Board of Directors or, if not designated by the Board of Directors, by the President; provided, however, that no Vice President shall act as a member of or chairman of any committee of which the President is a member or chairman by designation or ex officio, except at the direction of the Board of Directors.

      Each Vice President shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President, including, unless otherwise ordered by the Board of Directors, the power to sign, execute and acknowledge all documents and instruments referred to in Section 6 of this Article 5. The Board of Directors may assign to any Vice President general supervision and charge over any branch of the business and affairs of the Company, subject to the control of the Board of Directors and the President.

      Section 5.8. The Secretary. The Secretary shall attend and keep the minutes of meetings of the stockholders, of the Board of Directors and, unless otherwise directed by such committee, of all committees, in books of the Company provided for that purpose; shall have custody of the corporate records of the Company; shall see that notices are given and records and reports properly kept and filed by the Company as required by these Bylaws or as required by law; shall be the custodian of the corporate seal of the Company and see that it is affixed to all documents to be executed on behalf of the Company under its seal; and, in general, shall have such other powers and perform such other duties as are incident to the office of Secretary and as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

      Section 5.9. Assistant Secretaries. In the absence of the Secretary, or during his disability or refusal to act, his powers and duties shall temporarily devolve upon such one of the Assistant Secretaries as the President or the Board of Directors may direct, or, if there be but one Assistant Secretary, then upon such Assistant Secretary. The Assistant Secretaries shall have such other powers and perform such other duties as from time to time may be assigned to them, respectively, by the Board of Directors or be delegated to them by the Chairman of the Board, the President or the Secretary.

      Section 5.10. Treasurer. The Treasurer shall have responsibility for the custody and safekeeping of all funds of the Company and shall have charge of their collection, receipt and disbursement; shall have responsibility for the custody and safekeeping of all securities of the Company; shall receive and have authority to sign receipts for all moneys paid to the Company and shall deposit the same in the name and to the credit of the Company in such banks or depositories as the Board of Directors shall approve; shall endorse for collection on behalf of the Company all checks, drafts, notes and other obligations payable to the Company; shall disburse the funds of the Company only in such manner as provided in these Bylaws or as the Board of Directors may require; shall sign or countersign all notes, endorsements, guaranties and acceptances made on behalf of the Company when and as directed by the Board of Directors; shall keep full and accurate accounts of the transactions of his office in books belonging to the Company and render to the Board of Directors,


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whenever it may require, an account of his transactions as Treasurer; and, in general, shall have such other powers and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors.

      The Treasurer shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may require.

      Section 5.11. Assistant Treasurers. In the absence of the Treasurer or during his disability or refusal to act, his powers and duties shall temporarily devolve upon such one of the Assistant Treasurers as the President or the Board of Directors may direct, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer. The Assistant Treasurers shall have such other powers and perform such other duties as from time to time may be assigned to them, respectively, by the Board of Directors or be delegated to them by the President or the Treasurer. Each Assistant Treasurer shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may require.

      Section 5.12. Compensation. The salaries or other compensation of all officers elected or appointed by the Board of Directors shall be fixed from time to time by the Board of Directors. The salaries or other compensation of all other officers, agents and employees of the Company shall be fixed from time to time by the President, but only within such limits as to amount, and in accordance with such other conditions, if any, as from time to time may be prescribed by the Board of Directors.

                                    ARTICLE 6
                                VOTING OF STOCKS

      Unless otherwise ordered by the Board of Directors, the President shall have full power and authority, in the name and on behalf of the Company, to attend, act and vote at any meeting of stockholders of any corporation in which the Company may hold shares of stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares of stock and which, as the holder thereof, the Company might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Company.

                                    ARTICLE 7
              CERTIFICATES FOR SHARES OF STOCK AND THEIR TRANSFER

      Section 7.1. Certificates of Stock. Certificates representing shares of the capital stock of the Company shall be in such form, consistent with law and the Certificate of Incorporation, as shall be approved by the Board of Directors. They shall be consecutively numbered by series or classes in the order of their issue and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and shall be sealed with


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the corporate seal of the Company. Such seal and the signatures of such officers of the Company, or any of them, may be engraved or printed facsimiles, if such certificates are signed by a Transfer Agent or Transfer Clerk and registered by a Registrar appointed by the Board of Directors. In case any officer who shall have signed any such certificate, or whose facsimile signature shall have been used thereon, shall cease to be such officer before such certificate shall have been issued by the Company, such certificate may, nevertheless, be used by the Company with the same effect as if such officer had not ceased to be such at the date of issuance of such certificate.

      The names and addresses of the persons to whom certificates for shares of capital stock are issued, and the number of series or class of shares represented by and the date of issue and transfer of each certificate, shall be entered on books of the Company kept for that purpose. The stock record and transfer books and the blank stock certificates shall be kept by such Transfer Agent or Transfer Clerk or by the Secretary or such other officer as shall be designated by the Board of Directors for that purpose. Every certificate surrendered to the Company for transfer or exchange shall be canceled and shall show thereon the date of cancellation.

       Section 7.2. Transfer of Stock. Shares of capital stock of the Company shall be transferred on the books of the Company only upon surrender of the certificate or certificates therefor to the Secretary of the Company, or to the Transfer Agent or Transfer Clerk of such Agent or Clerk be appointed, properly endorsed or accompanied by proper assignments duly executed by the registered holder thereof in person or by his attorney duly authorized in writing. Until so transferred on the books of the Company, the Company shall deem and treat the registered holder of each certificate for shares of capital stock as the owner of such shares for all purposes.

      Section 7.3. Transfer Agent and Registrar; Regulations. The Company shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board of Directors, where the shares of the capital stock of the Company may be transferable, and also one or more registry offices, each in charge of a Registrar designated by the Board of Directors, where such shares of capital stock may be registered, and no certificates for shares of the capital stock of the Company in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

      Section 7.4. Lost, Destroyed and Mutilated Certificates. The holder of any shares of capital stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to him, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory


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proof of such loss or destruction and upon such terms and indemnity as the Board of Directors may prescribe.

       Section 7.5. Closing of Stock Transfer Books. When and as from time to time ordered by the Board of Directors, the stock transfer books of the Company shall be closed for a period not exceeding sixty days preceding the date for payment of any dividend or the date for the allotment of any rights or the date when any change or conversion or exchange of stock of the Company shall become effective, or for a period not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose.

       In lieu of closing the stock transfer books as aforesaid, the Board of Directors may from time to time fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock shall become effective, or a date in connection with obtaining any such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares of capital stock on the books of the Company after any such record date so fixed.

                                    ARTICLE 8
                                      SEAL

       The Board of Directors shall provide a suitable corporate seal containing the name of the corporation, the year of its organization, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile to be impressed or affixed or reproduced or otherwise. The Secretary shall have custody of such seal, but when so directed by the Board of Directors, a duplicate of the seal may be kept and used by any Assistant Secretary.

                                    ARTICLE 9
                                   AMENDMENTS

      These Bylaws may be altered, amended, or repealed, and new bylaws may be adopted, at any meeting of the Board of Directors called for the purpose, by the affirmative vote of a majority of the whole Board of Directors.


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